Exhibit 10.38

                                    GUARANTY


      The undersigned, Greenman Technologies, Inc., is the parent corporation of Greenman Technologies of Iowa, Inc. and, as such, has a financial interest in the affairs of Greenman Technologies of Iowa, Inc. Mark Maust is entering into a Lease with Greenman Technologies of Iowa, Inc. in reliance upon this guaranty by Greenman Technologies, Inc.

      The undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby unconditionally and without qualification guarantee the prompt, full and complete payment by Tenant of all sums due Landlord and the prompt, full and complete performance of all obligations of the Tenant pursuant to the Lease between Maust Asset Management Co., LLC, a Minnesota limited liability company, Landlord, and Greenman Technologies of Iowa, Inc., an Iowa corporation, Tenant, dated the 12 day of September, 2003.

                                         GREENMAN TECHNOLOGIES, INC.

                                         By: /s/ Robert Davis
                                             Robert Davis, Its President